UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2017, following the resignation of Yasir B. Al-Wakeel, the former Chief Financial Officer, Head of Corporate Development, Principal Financial Officer and Principal Accounting Officer of Merrimack Pharmaceuticals, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) appointed (i) Richard Peters, the Company’s President and Chief Executive Officer, to also be Principal Financial Officer and (ii) John L. Green, the Company’s Controller, to also be Principal Accounting Officer.

Dr. Peters, age 54, has served as the Company’s President and Chief Executive Officer and a member of its board of directors since February 2017. Prior to joining the Company, Dr. Peters served in various capacities at Sanofi Genzyme, a global pharmaceutical company, since 2008, including as Senior Vice President, Head of Global Rare Diseases Business Unit since January 2015, Vice President, Strategy Development Officer, U.S. Rare Disease Unit from May 2014 to December 2014, Vice President, Division Medical Officer, Global Oncology Division from 2011 to May 2014, and Vice President, Head of Global and U.S. Medical Affairs, Hematology and Transplant from 2008 to 2011. Prior to Sanofi Genzyme, Dr. Peters held medical affairs roles at Onyx Pharmaceuticals, Inc. and Amgen Inc., both pharmaceutical companies, and was a co-founder and Chief Executive Officer of Mednav, Inc., a healthcare information technology company. Dr. Peters has also served on the faculty at Harvard Medical School/Massachusetts General Hospital. Dr. Peters holds an M.D. and a Ph.D. in pharmacology from the Medical University of South Carolina and a B.S. from the College of Charleston.

Mr. Green, age 37, has served as the Company’s Controller since March 2017. Prior to joining the Company, Mr. Green served as Controller at Fractyl Laboratories, Inc., a medical technology company, from November 2015 to March 2017. From June 2014 to November 2015, Mr. Green served as Director of Accounting at Dicerna Pharmaceuticals, Inc., a biopharmaceuticals company. From November 2013 to June 2014, Mr. Green served as a Senior Manager at Corporate Finance Group, Inc., a financial consulting firm. From 2008 to September 2013, Mr. Green served as an Assurance Manager at PricewaterhouseCoopers LLP, an accounting firm. Prior to 2008, Mr. Green held various accounting roles at the accounting firms of Green Cumming Webber and Ernst and Young LLP. Mr. Green is a Chartered Professional Accountant and holds a B.S. from Acadia University.

There is no family relationship between Dr. Peters or Mr. Green, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

Item 8.01. Other Events.

The Board has set August 11, 2017 as the date for the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). The Board also set the close of business on June 16, 2017 as the record date for determining stockholders entitled to receive notice of and to vote at the 2017 Annual Meeting. Proposals of stockholders intended to be presented at the 2017 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices, One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, a reasonable time before the Company begins to print and send its proxy materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 16, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel